UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 May 18, 2015

FRANCHISE HOLDINGS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27631	65-0782227
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8820 Jane Street

Vaughan, Ontario, Canada L4K 2M9

 (Address of principal executive offices)

888-554-8789

 (Registrant's telephone number, including area code)

N/A
(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On May 18, 2015, Franchise Holdings International, Inc. (“FNHI”), amended its articles of incorporation in order to increase its authorized shares of common stock, par value $0.0001 per share, from 20,000,000 to 100,000,000. This increase was undertaken, in part, to complete the transaction from December 16, 2014, whereby, pursuant to a three party Definitive Share Exchange Agreement (the “Agreement”) to acquire all issued and outstanding shares of TruXmart Ltd., FNHI became obligated to issue Steven Rossi 37,700,000 shares of FNHI. As a result of this Agreement, TruXmart became the wholly-owned subsidiary of FNHI.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Change Pursuant to NRS 78.209, increasing the authorized shares of common stock of FNHI from 20,000,000 to 100,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Holdings International, Inc.

Date: May 27, 2015	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Certificate of Change Pursuant to NRS 78.209, increasing the authorized shares of common stock of FNHI from 20,000,000 to 100,000,000

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